UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KINGSWOOD ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SPECIAL MEETING OF STOCKHOLDERS

OF

KINGSWOOD ACQUISITION CORP.

SUPPLEMENT NO. 2

TO THE

PROXY STATEMENT

OF

KINGSWOOD ACQUISITION CORP.

This is a supplement (this “Supplement No. 2”) to the Proxy Statement (the “Proxy Statement”) first sent or given to stockholders of Kingswood Acquisition Corp. (“we”, “us”, “our”, or the “Company”) on or about October 27, 2022, for use at the special meeting of stockholders of Company scheduled to be held on November 18, 2022, at 10:00 a.m., Eastern Time, via live webcast at the following address https://www.cstproxy.com/kingswoodacquisition/ext2022.

This Supplement No. 2 has been filed with the Securities and Exchange Commission (“SEC”) because on November 18, 2022, if the Extension Amendment Proposal (“Extension Proposal”) is approved and the Extension Proposal becomes effective, Wentworth Management Services LLC, a Delaware limited liability company (the “Wentworth”) will deposit into the Company’s trust account: the greater of (a) $69,218.35 or (b) $0.05 per month (“Monthly Contribution”) for each public share of Company that is not redeemed in connection with the Special Meeting for an aggregate deposit of up to the greater of (x) $415,310.10 or (y) $0.30 for each public share of Company that is not redeemed in connection with the Special Meeting (if Company takes until May 23, 2023 to complete an initial business combination).

Assuming the Extension Proposal is approved, the first Monthly Contribution will be deposited in the trust account within five (5) calendar days following the special meeting. Each subsequent Monthly Contribution will be deposited in the trust account within five (5) calendar days from the 23rd day of such calendar month (or portion thereof).

The Monthly Contributions are conditioned upon the implementation of the Extension Proposal. The Monthly Contributions will not occur if the Extension Proposal is not approved, or the Extension Proposal is not completed. The Company or its designees will have the sole discretion whether to continue extending for additional calendar months until the Extended Date and if Company determines not to continue extending for additional calendar months, Wentworth’s obligation to make additional Monthly Contributions will terminate.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022 (“IRA”), which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by “covered corporations” beginning in 2023, with certain exceptions (the “Excise Tax”). The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which the stock is repurchased. Because we are a Delaware corporation and our securities are trading on the OTC Markets Group Inc. exchange, we believe that we are a “covered corporation” for this purpose. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase, net of the fair market value of certain new stock issuances during the same taxable year. The U.S. Department of Treasury has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax; however, no guidance has been issued to date. It is uncertain whether, and to what extent, the Excise Tax could apply to any redemptions of our public shares after December 31, 2022, including any redemptions in connection with a business combination or in the event we do not consummate a business combination by the Extended Date.

As described under the “Extension Amendment Proposal”, if the Extension Proposal is not approved and we do not consummate our initial business combination by November 24, 2022, as contemplated by our IPO prospectus and in accordance with our amended Charter, our public stockholders will have the right to require us to redeem their public shares. Because any redemption that occurs as a result of the Extension Proposal would occur before December 31, 2022, we would not be subject to the Excise Tax as a result of any redemptions in connection with the Extension Proposal. However, if our stockholders approve the Extension Proposal, then any redemption or other repurchase that we make that occurs after December 31, 2022, may be subject to the Excise Tax. Whether and to what extent we would be subject to the Excise Tax would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with our initial business combination, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with the business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the U.S. Department of Treasury.

In addition, because the excise tax would be payable by us, and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in our ability to complete a business combination. We will not use the proceeds placed in the Company’s trust account and the interests earned thereon to pay any Excise Tax that may be imposed on the Company pursuant to any current, pending, or future rules or laws, including without limitation under the IRA on any redemptions or stock buybacks by the Company or under any scenario, including liquidation of the Company.

About Kingswood Acquisition Corp.

We are a blank check company incorporated under the laws of the State of Delaware on July 27, 2020, for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more businesses, which we refer to throughout this proxy statement as our initial business combination. While we may pursue our initial business combination target in any stage of its corporate evolution or in any industry or sector, we are focusing our search on companies with favorable growth prospects and attractive returns on invested capital.

Additional Information and Where to Find It

The definitive proxy statement has been mailed to the Company’s stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Company with the SEC may be obtained free of charge by contacting Company at Michael Nessim, Chief Executive Officer, Kingswood Acquisition Corp., Email: mnessim@kingswoodus.com, (212) 404-7002.

Participants in the Solicitation

Company and its sponsor, officers and directors may be deemed to be participants in the solicitation of proxies from Company stockholders. Information about Company’s sponsor, officers and directors and their ownership of Company common shares is set forth in the proxy statement for Company’s Special Meeting of Stockholders, which was filed with the SEC on October 25, 2022, and in Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 31, 2022. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Company with the SEC.

Non-Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Extension Proposal shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.